Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Bassam A.I. Al-Mutawa, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of Zeuus, Inc. for the year ended September 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zeuus, Inc.

Dated: January 13, 2023

/s/ Bassam A.I. Al-Mutawa
Bassam A.I. Al-Mutawa
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)